February 27,  2000




Jerry  "Michau"  Yuen
2323  84th  Street,  3rd  Floor
Brooklyn,  NY  11214

Dear  Michau:

     I am pleased to offer to you the position of Executive Vice President-Business Development of a subsidiary (the "Company") of Telecom Wireless Corporation ("TWC") to be formed for the purpose of acquiring the stock or assets of Internet service providers and competitive local exchange carriers and related businesses. If you become employed by TWC or by different subsidiary of the Company, the term "Company" shall refer to that entity. The terms of your employment will be as follows:

     1.     SERVICES.  Your  duties  and responsibilities will be as assigned to
            --------
you from time-to-time by the board of directors of the Company or TWC and/or your immediate supervisor. You agree to provide these services to the best of your ability in a prompt, efficient and professional manner. Unless otherwise agreed in writing by the board of directors of TWC, you agree to devote your full time, attention and energies to the business of the Company.

     2.     BASE SALARY AND BONUSES.  Your annual base salary shall be $135,000,
            -----------------------
subject to normal and customary deductions and withholdings, payable in installments according to the Company's regular payroll schedule. Your job performance will be evaluated by your supervisor and/or the Company's board of directors and reviewed with you annually at about the end of each year and merit raises and/or bonuses may be awarded in the sole discretion of the board of directors of the Company.

     3.     HIRE  DATE.  Your  hire  date  shall  be  February 26,  2000.
            ----------

     4.     STOCK  OPTIONS  AND  STOCK  BONUS.  Subject  to  applicable  legal
            ---------------------------------
requirements and the terms of TWC's 1999 Stock Option and Restricted Stock Plan, TWC agrees to grant to you non-qualified options for the purchase of 450,000 shares of TWC's common stock, par value $.001 per share, which will vest and become exercisable in equal installments on each of the first three annual anniversary dates of your hire date by the Company. Additionally, upon commencement of your employment, TWC agrees to grant to you 10,500 shares of its common stock as a signing bonus. Unless registered, the shares of common stock issuable upon exercise of the options and the bonus shares will be restricted under federal and applicable state securities laws and subject to substantial restrictions on transfer. You represent and warrant to TWC that you are a bona fide resident of the state of New York and that you are an accredited investor as that term is defined in Rule 215 under the Securities Act of 1933 as indicated in Exhibit A attached hereto and by this reference made a part hereof.

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February  27,  2000
Page  2



TWC agrees to use reasonable efforts to register the bonus shares and the shares underlying your stock options for public sale on Form S-8 at the earliest practicable time.

     5.     PERFORMANCE  BONUS.  You  shall  also be entitled to receive bonuses
            ------------------
based on performance upon such terms and in such amounts as shall be defined and determined by the board of directors of the Company based upon the net increase in revenues, profitability and cash flow of businesses acquired by the Company and approved by the mergers and acquisitions committee appointed by the board of directors of TWC.

     6.     EMPLOYMENT AT WILL.  Your employment by the Company pursuant to this
            ------------------
letter or otherwise is "at will" and is for no specific period of time. Accordingly, either you or the Company may terminate your employment by the Company for any reason and at any time on not less than ten days written notice. Upon termination of your employment by either of us, the Company may immediately relieve you of all duties. In the event, however, your employment should be terminated by the Company without cause at any time prior to the third anniversary of your hire date, you shall be entitled to receive severance compensation based on your base salary as of the termination date, but not to exceed your base salary as of the termination date for the remainder of the three-year period following your hire date, as follows:


                                                        Number of Months
                     Period                          Severance Compensation
                     ------                          ----------------------

         Hire Date through First Anniversary Date          24 months
         Thereafter through Second Anniversary Date        18 months
         Thereafter through Third Anniversary Date         12 months

Termination "for cause" shall mean, but not be limited to, termination by the Company of your employment by reason of (i) your gross negligence, dishonesty or fraud with respect to the Company or others; (ii) your conviction for violation of any laws other than misdemeanors such as minor traffic violations which do not reflect upon your honesty, integrity or job performance; (iii) your breach of any duty, neglect of any duty or failure to perform the services required of you as provided herein; or (iv) your breach of any material provision of this Agreement. The Company shall be deemed to have terminated your employment without cause in the event of: (a) your transfer or relocation to an office located elsewhere than Manhattan, New York City, New York; (b) the Company requiring that you report to a person other than the chief executive officer of the Company; (c) a substantial diminution of your responsibilities without cause; or (d) a reduction in your base salary, but only if you promptly give the Company and TWC notice of the action deemed to be a termination of your

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February  27,  2000
Page  3



employment without cause and not less than 30 days in which to cure, and you terminate your employment by the Company not less than five business days after expiration of the cure period due solely to the Company's failure to cure.

     7.     VACATION.  Following  the  first six months of employment, you shall
            --------
be entitled to twenty (20) paid vacation days each year. Vacation time must be used during the calendar year in which it accrues. Any accrued vacation time existing upon termination of your employment shall be paid based upon your then salary.

     8.     BENEFITS.  While  you  are  employed  by  the  Company, you shall be
            --------
entitled to participate in any plans and benefits generally available to employees of the Company. Subject to the terms of the Company's medical and dental plans, including any waiting period for pre-existing conditions, the Company will pay all or a portion of the premiums for you and your family members for medical and dental insurance. In the event your family members are not eligible to be included in the Company's medical and dental plans at your hire date due to the terms of such plans, the Company shall reimburse you for COBRA medical insurance premiums paid by you until such time as your family members become eligible to participate in such plans.

     9.     EMPLOYEE MANUAL AND COMPANY POLICIES. You agree to observe and abide
            ------------------------------------
by all provisions of the Company's employee manual when prepared and as thereafter amended and all Company policies including the prohibition against trading in the Company's common stock, or options or other rights to acquire that stock, while in the possession of material non-public information relating to the Company or other entities, and the prohibition against tipping others about any such material non-public information.

     10.     CONFIDENTIALITY  AGREEMENT.  You  agree, both during and after your
             --------------------------
employment by the Company, not to reveal confidential or proprietary information or trade secrets ("Confidential Information") owned, used by or in the possession of the Company or any subsidiary or affiliate of the Company, to any individual or entity. Should you reveal or threaten to reveal Confidential Information, you agree that the Company shall be entitled, without notice to you, to an injunction restraining you from disclosing Confidential Information or from rendering services to any entity to which Confidential Information has been or is threatened to be disclosed. This right to an injunction shall not be the exclusive remedy of the Company which may also seek other remedies including damages.

     11.     ARBITRATION.  Except  as  specifically  provided  herein  to  the
             -----------
contrary, in the event of any differences, claims or disputed matters relating to or arising from your employment by the Company, we agree to submit such matters to arbitration by the American Arbitration Association or its successor in Denver, Colorado. Either party can invoke arbitration upon ten days' notice

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February  27,  2000
Page  4



to the other party. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the internal laws of the State of Colorado, relating to arbitration. The decision of the arbitrator may be entered in a judgment in any court of the State of Colorado or elsewhere. The arbitrator shall have no power to award exemplary or punitive damages.

     5.     MISCELLANEOUS.  (i)  This  Agreement  sets  forth  our  mutual
            -------------
understanding, supersedes all prior written or oral understandings and agreements and may be modified only by a writing signed by both of us; (ii)
Employee shall not have the right to assign all or any portion of his rights, duties or obligations under this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, assigns, legal representatives, heirs and estates of the parties hereto; (iii) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado; (iv) The failure of either of us to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition; and (v) All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery or three days following deposit in the United States mails by certified or registered mail, postage prepaid, to the party at the addresses set forth above. Either party hereto, by notice duly given, may change the address for the giving of notice.

                                    Sincerely,

                                    /s/ Calvin D. Smiley

                                    Calvin  D.  Smiley,  CEO  and  President


     Accepted  and  agreed  to  this  29th  day  of February,  2000.


                                    /s/ Jerry Michau Yuen
                                    --------------------------------------------
                                    Print  Name:  Jerry "Michau" Yuen

                                   EXHIBIT  A

                      Definition  of  Accredited  Investor
                      ------------------------------------



Yes    No
---    --

---    -- (a) Any savings and loan association or other institution specified in section 3(a)(5)(A) of the Securities Act of 1933 (the "Act") whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a savings and loan association, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

---    -- (b)  Any  private  business  development company as defined in section
202(a)(22)  of  the  Investment  Advisers  Act  of  1940;

---    -- (c)  Any  organization  described in Section 501(c)(3) of the Internal
Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

---    -- (d)  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

---    -- (e)  Any natural person whose individual net worth, or joint net worth with  that  person's  spouse,  at  the  time of his purchase exceeds $1,000,000;

--- -- (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

--- -- (g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in '230.506(b)(2)(ii); and

---     -- (h)  Any  entity  in  which  all  of the equity owners are accredited investors.

Name, address and telephone number of accountant or attorney the Company may contact to confirm accredited investor status: ----------------------------
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